SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14 (A)
                      OF THE SECURTIES EXCHANGE ACT OF 1934

Filed by the registrant    /___/
Filed by a party other than the registrant  / X /

Check the appropriate box:
/___/      Preliminary proxy statement
/___/      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e) (2))
/___/      Definitive proxy statement
/___/      Definitive additional materials
/ X /      Soliciting material pursuant to Rule 14a-12


                        Security Financial Bancorp, Inc.
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                (Name of Registrant as Specified in Its Charter)

                                Vincent Cainkar
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/ X /  No fee required.
/___/  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)       Title of each class of securities to which transaction applies:

                                      N/A
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(2)       Aggregate number of securities to which transactions applies:

                                      N/A
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(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                      N/A
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(4)       Proposed maximum aggregate value of transaction:

                                      N/A
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(5)       Total Fee paid:

                                      N/A
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/___/      Fee paid previously with preliminary materials.
/___/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)       Amount previously paid:
                                      N/A
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(2)       Form, schedule or registration statement no.:
                                      N/A
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(3)       Filing party:
                                      N/A
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(4)       Dated filed:
                                      N/A
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

                                 VINCENT CAINKAR
                         6215 West 79th Street, Suite 2A
                             Burbank, IL 60459-1102
                                 (708) 430-3988
                              (708) 430-4092 - Fax
                                vcainkar@aol.com






October 10, 2001
                                                          FACSIMILE TRANSMISSION
                                                                  (219) 365-6130

Ms. Mary Beth Bonaventura
Board Chairman
Security Financial Bancorp, Inc.
9321 Wicker Avenue
St. John, IN 46373

Dear Ms. Bonaventura:

Although I never received an answer to my request of September 28, 2001 as to the time and place of the 2001 Annual Meeting, the preliminary proxy filed by SFBI states that the meeting will be held at 8:30 a.m. on October 23, 2001 at 9321 Wicker Avenue, St. John, Indiana. I am sure you are aware that the by-laws of SFBI require that not less than 10 days written notice of the place, date and time of that meeting be given to each stockholder entitled to vote at such meeting.

While I am doubtful that SFBI can give the 10-day notice, I am certain that many stockholders will not receive the annual report and proxy information so as to vote in a timely manner to be considered at a 8:30 a.m. meeting on October 23, 2001. Your by-laws require that the holders of a majority of all shares of stock be present in person or by proxy at the 2001 Annual Meeting in order for there to be a quorum. If there is no quorum then you will be required to send out another notice for an adjourned 2001 Annual Meeting.

In my opinion SFBI has wasted enough money with respect to the stockholder proposal and the director nominations for the 2001 Annual Meeting. To schedule a meeting on October 23, 2001 at this late date is another waste of our SFBI money and has the effect of disenfranchising the stockholders. If you wish to proceed with the 2001 Annual Meeting on the date and time scheduled I have no problem with that as I will have my proxies ready. I am not worried about myself, I am worried about the many stockholders who will be deprived the right to vote because of delays in the mail.

Please respond in writing to me as to whether or not you intend to proceed on October 23, 2001 at 8:30 a.m. with the 2001 Annual Meeting. It doesn't make a difference to me what you do, but I think that your rush to proceed is shortsighted and may only result in more stockholder discontent. Please advise the Board of Directors as to the contents of this letter.

Yours truly,

/s/ Vincent Cainkar

Vincent Cainkar

VC:les